METZGER & McDONALD PLLC
(formerly Prager, Metzger & Kroemer PLLC)
A PROFESSIONAL LIMITED LIABILITY COMPANY
ATTORNEYS, MEDIATORS & COUNSELORS

Steven C. Metzger	3626 N. Hall Street, Suite 800
Direct Dial 214-740-5030	Dallas, Texas 75219-5133	Facsimile 214-523-3838
smetzger@pmklaw.com	214-969-7600	214-969-7635
www.pmklaw.com
March 26, 2009
Via EDGAR
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	First Equity Properties, Inc. (Commission File No. 000-11777; CIK No. 0000726516
Gentlemen:
     On behalf of First Equity Properties, Inc., we are delivering under the EDGAR system for filing a Current Report on Form 8-K for an event occurring March 24, 2009.
     By copy of this letter, we are delivering a copy of the enclosures to First Equity Properties, Inc. are listed. If you would like to discuss any matter concerning this filing, please do not hesitate to contact the undersigned at (214) 740-5030 direct.
Very truly yours,
/s/ Steven C. Metzger
Steven C. Metzger

cc:	First Equity Properties, Inc. 1800 Valley View Lane, Suite 300 Dallas, Texas 75234